SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 31, 2008

(Date of Earliest Event Reported)

AMERICAN INTERNATIONAL INDUSTRIES, INC.

(Exact Name of Registrant As Specified In Its Charter)

Nevada	88-0326480
(State of Incorporation)	(I.R.S. Employer Identification No.)

601 Cien Street, Suite 235, Kemah, TX	77565-3077
(Address of Principal Executive Offices)	(ZIP Code)

 Registrant's Telephone Number, Including Area Code: (281) 334-9479

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OF DISPOSITION OF ASSETS.

On December 31, 2008, the board of directors of American International Industries, Inc. ("Company") approved the deconsolidation of Hammonds Industries, Inc. (“Hammonds”) from the Company.  The Company issued a press release on January 5, 2008, announcing this decision.

To effect the deconsolidation of Hammonds, the Company was required to reduce its ownership percentage, board membership, and guarantee of Hammonds’ debt.  After the distribution of the special dividend of approximately 17.4 million shares of Hammonds’ common stock to the Company’s shareholders of record on December 31, 2008, the Company’s ownership will be approximately 13% of Hammonds' issued and outstanding common stock.  Effective December 31, 2008, Carl Hammonds was appointed Chairman and CEO and John Stump, III was appointed CFO.  Also, Hammonds accepted the resignations of Daniel Dror, as Chairman of the Board and CEO, Sherry L. Couturier, as Director, CFO and Vice President, and Charles R. Zeller, as Director, and appointed Richard C. Richardson as a new board member unrelated to the Company.  As a result, the majority of Hammonds’ board of directors is no longer controlled by the Company.  Additionally, a reduction of the Company’s guarantee of Hammonds’ debt was obtained from Texas Community Bank.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(b) Pro Forma Financial Information.

The unaudited consolidated pro forma consolidated Balance Sheet as of September 30, 2008 and Statement of Operations of American International Industries, Inc. for the nine month period ended September 30, 2008.

The unaudited pro forma financial statements as referenced above presented herein are for illustrative purposes only to reflect the deconsolidation reported under Item 2.01 above. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable, and should be read in conjunction with the historical financial statements of American International Industries, Inc. The unaudited pro forma information is not necessarily indicative of the future financial position or operating results of the company after the deconsolidation set forth in Item 2.01 above.

(d) Exhibits.

The following documents are filed as exhibits to this report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
99.1	Pro Forma financial information listed in Item 9.01(b) above.
99.2	Press Release issued by American International Industries, Inc. dated January 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ DANIEL DROR
   CHAIRMAN AND CEO
   Dated: January 5, 2009

/s/ SHERRY L. COUTURIER
  CFO
   Dated: January 5, 2009